UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HAIR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 15, 2019, Restoration Robotics, Inc., a Delaware corporation (“Restoration Robotics” and the “Company”), Radiant Merger Sub Ltd., a direct, wholly-owned subsidiary of Restoration Robotics incorporated under the laws of Israel (“Merger Sub”), and Venus Concept Ltd., a company organized under the laws of Israel (“Venus Concept), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Venus Concept, with Venus Concept surviving as a wholly-owned subsidiary of Restoration Robotics (the “Merger”). On September 10, 2019, Restoration Robotics filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement/prospectus (the “Definitive Proxy Statement/Prospectus”) with respect to the annual meeting of Restoration Robotics’ stockholders scheduled to be held on October 4, 2019.

Following the filing of the Definitive Proxy Statement/Prospectus, a lawsuit, Bushansky v. Restoration Robotics, Inc., et al., Case No. 5:19-cv-06004 (N.D. Cal.) (the “Merger Lawsuit”), was filed by a purported stockholder of Restoration Robotics alleging, among other things, that certain disclosures included in the Definitive Proxy Statement/Prospectus omit material information with respect to the transactions contemplated by the Merger Agreement. Restoration Robotics believes that no further disclosure is required to supplement the Definitive Proxy Statement/Prospectus under applicable laws; however, to avoid the risk that the Merger Lawsuit may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending such actions, Restoration Robotics wishes to voluntarily make supplemental disclosures (the “Supplement”) related to the Merger, all of which are set forth below.

This Supplement should be read in conjunction with the Definitive Proxy Statement/Prospectus, which you are urged to read in its entirety. Nothing in this Supplement shall be deemed an admission of the legal necessity or materiality of the disclosures set forth herein. To the contrary, Restoration Robotics specifically denies all allegations in the complaints described above that any additional disclosure was or is required. The information contained in this Supplement is incorporated by reference into the Definitive Proxy Statement/Prospectus. To the extent that information in this Supplement differs from or updates information contained in the Definitive Proxy Statement/Prospectus, the information in this Supplement shall supersede or supplement the information in the Definitive Proxy Statement/Prospectus. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement/Prospectus.

1.	The section of the Definitive Proxy Statement/Prospectus titled “The Merger—Opinion of Restoration Robotics Financial Advisor—General”

The entirety of the third paragraph of the section of the Definitive Proxy Statement/Prospectus titled “The Merger—Opinion of Restoration Robotics Financial Advisor—General” on page 112 of the Definitive Proxy Statement/Prospectus is hereby amended and restated as follows:

SVB Leerink LLC is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the past two years, SVB Leerink provided certain investment banking services to Venus Concept in connection with a contemplated transaction by Venus Concept that was not consummated. SVB Leerink did not receive any compensation from Venus Concept for such services nor did SVB Leerink enter into any written agreement with respect to the provision of such services. Except with respect to the Transaction, in the past two years, SVB Leerink has not been engaged to provide financial advisory or other services to Restoration Robotics, and, except as described below, has not received any compensation from Restoration Robotics during such period. In the ordinary course of business, SVB Leerink and its affiliates may, in the future, provide commercial and investment banking services to Restoration Robotics, Venus Concept or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of their trading and brokerage activities, SVB Leerink or its affiliates have in the past and may in the future hold positions, for their own account or the accounts of their customers, in equity, debt or other securities of Venus Concept, Restoration Robotics or their respective affiliates. Consistent with applicable legal and regulatory requirements, SVB Leerink has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, SVB Leerink’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Restoration Robotics and the proposed Transaction and other participants in the Transaction that differ from the views of SVB Leerink’s investment banking personnel.

2.	The section of the Definitive Proxy Statement/Prospectus titled “The Merger—Restoration Robotics Forecasts—Restoration Robotics Forecasts—Base Case”

The entirety of the section of the Definitive Proxy Statement/Prospectus titled “The Merger—Restoration Robotics Forecasts—Restoration Robotics Forecasts—Base Case” on page 115 of the Definitive Proxy Statement/Prospectus is hereby amended and restated as follows:

Restoration Robotics Forecasts—Base Case

In February 2019, in connection with Restoration Robotics’ consideration of the merger, Restoration Robotics management prepared certain standalone unaudited financial forecasts for calendar years 2018 through 2026, which are summarized below. Forecasts for two scenarios, including a “base case” scenario, or the Base Case Forecasts, and an “upside case” scenario, or the Upside Case Forecasts, were prepared. The Base Case Forecasts were prepared based on Restoration Robotics’ internal financial outlook for calendar years 2019 through 2026. The Upside Case Forecasts were based on Restoration Robotics’ higher internal targets for calendar years 2019 through 2026. The Restoration Robotics Forecasts, along with their associated assumptions, risks and opportunities, were presented to the Restoration Robotics board during meetings held by the Restoration Robotics board and were shared with Restoration Robotics’ financial advisor in connection with its evaluation of the merger. The Restoration Robotics Forecasts were created by Restoration Robotics management after taking into account a number of assumptions relating to Restoration Robotics’ performance, general business, economic, regulatory, litigation, geopolitical, market and financial conditions, as well as industry and company-specific factors such as supply and demand trends and the status of, and estimated revenues from, new products, all of which involve a high degree of uncertainty and are difficult to predict, and many of which are beyond the Restoration Robotics’ control.

The below table sets forth the Base Case Forecasts:

	Projected Non-GAAP
	Calendar year ended December 31,
	2019	2020	2021	2022	2023	2024	2025	2026
Revenue	$26,456	$33,070	$41,337	$51,671	$64,589	$80,736	$100,920	$126,150
Gross Profit	$13,235	$17,196	$22,322	$29,969	$40,045	$51,671	$64,084
EBIT	($24,080)	($21,495)	($18,188)	($12,918)	($5,813)	$4,440	$11,606
Unlevered Free Cash Flow	($21,387)	($20,353)	($17,247)	($12,411)	($5,628)	$3,277	$8,404

3.	The section of the Definitive Proxy Statement/Prospectus titled “The Merger—Restoration Robotics Forecasts—Restoration Robotics Forecasts—Upside Case”

The entirety of the section of the Definitive Proxy Statement/Prospectus titled “The Merger—Restoration Robotics Forecasts—Restoration Robotics Forecasts—Upside Case” on page 116 of the Definitive Proxy Statement/Prospectus is hereby amended and restated as follows:

Restoration Robotics Forecasts—Upside Case

The below table sets forth the Upside Case Forecasts:

	Projected Non-GAAP
	Calendar year ended December 31,
	2019	2020	2021	2022	2023	2024	2025	2026
Revenue	$29,043	$40,073	$55,246	$75,611	$98,295	$122,869	$150,514	$180,617
Gross Profit	$14,514	$21,456	$33,147	$48,652	$62,909	$78,636	$97,834
EBIT	($22,990)	($18,621)	($10,378)	$1,088	$10,906	$21,753	$35,582
Unlevered Free Cash Flow	($20,114)	($18,050)	($11,472)	($1,182)	$7,336	$15,690	$26,226

The Restoration Robotics Forecasts include several non-GAAP measures, including as listed below:

•	“EBIT” refers to Restoration Robotics’ gross profit less operating expenses.

•	“Unlevered Free Cash Flow” was calculated as EBIT, plus interest income, plus other income.

The Restoration Robotics Forecasts may calculate certain non-GAAP financial measures, including EBIT and Unlevered Free Cash Flow, using different methodologies from other companies, and Restoration Robotics does not provide a reconciliation of the forward-looking non-GAAP financial measures to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP financial measures, including non-recurring and infrequent items that are not indicative of Restoration Robotics’ ongoing operations. These items are uncertain, depend on various factors and could have a material impact on Restoration Robotics’ GAAP results for the applicable period. Restoration Robotics encourages you to review all of its financial statements included in the sections entitled “Proxy Statement/Prospectus Summary—Selected Historical Consolidated Financial Data of Restoration Robotics,” and “Proxy Statement/Prospectus Summary—Selected Unaudited Pro Forma Combined Financial Data of Restoration Robotics and Venus Concept” beginning on pages 20 and 23 of this proxy statement/prospectus, and those incorporated by reference in its most recent SEC filings, which are referenced in the section of this proxy statement/prospectus captioned “Where You Can Find More Information” beginning on page 306, in their entirety and to not rely on any single financial measure.

4.	The section of the Definitive Proxy Statement/Prospectus titled “The Merger—Interests of Restoration Robotics’ Directors and Executive Officers in the Merger—Transaction Bonuses”

The entirety of the first paragraph in the section of the Definitive Proxy Statement/Prospectus titled “The Merger—Interests of Restoration Robotics’ Directors and Executive Officers in the Merger—Transaction Bonuses” on page 120 of the Definitive Proxy Statement/Prospectus is hereby amended and restated as follows:

Transaction Bonuses

During the fourth quarter of 2018 and into the first quarter of 2019, as Restoration Robotics’ board of directors considered the Company’s financial condition and determined to move forward gauging interest in a strategic transaction, Restoration Robotics’ board of directors considered various retention measures for certain key individuals in order to support the potential for a successful transaction. Ultimately in February 2019, in connection with the merger, Restoration Robotics’ board of directors approved payment of cash bonuses to each of Messrs. Hair and Sullivan in the amounts of $142,500 and $90,000, respectively, in order to retain these key individuals through the strategic transaction process. Such transaction bonuses shall be payable shortly following the effective time of the merger, less applicable withholdings and deductions, subject to their continued service to Restoration Robotics until immediately prior to the effective time of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: September 27, 2019	By:	/s/ Ryan Rhodes
Ryan Rhodes
President, Chief Executive Officer